                                                                   Exhibit 10.11


                                                              SEPTEMBER 29, 1999














                            WEIRTON STEEL CORPORATION

                          EXECUTIVE HEALTHCARE PROGRAM
















                             EFFECTIVE JULY 1, 1999

                                    PREAMBLE

         In 1997, the Management Development and Compensation Committee of the Board of Directors of Weirton Steel Corporation (the "Employer") recognized that the Employer needed a vehicle to provide post-termination health care insurance coverage to continue to attract and retain key, mid-career executives and senior managers. The Employer's retiree health care program effectively has excluded most recruits over the age of 50 from ever achieving post-termination health care insurance coverage. On the other hand, other employers appeared to have the ability to offer such a benefit as an inducement to the Employer's senior managers to leave the employ of the Employer. Therefore, the Committee authorized the development and implementation of this Program, to be effective on the Effective Date (as defined herein).

         The Program is intended to be an extension of the Employer-funded Healthcare plan available for active and retired employees of the Employer.

                                    SECTION 1

                                   DEFINITIONS

         When used in this Program, unless the context clearly indicates otherwise, the terms set forth below shall be defined as follows:

1.01 "Change in Control" has the definition set forth in Section 5.01 hereof.

1.02 "Committee" means the persons named under Section 6 to administer the Program.

1.03 "Comparable Position" means any employment, including self-employment, of a former Employee within 12 months following the Employee's Termination of Employment, which employment provides comprehensive healthcare benefits and in which the former Employee's annualized base compensation exceeds 85% of his final base compensation with the Employer.

1.04 "Dependent" shall mean a dependent as defined under an applicable Healthcare Plan.


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


1.05     "Effective Date" means July 1, 1999.

1.06 "Eligible Employee" means an Employee who has satisfied the eligibility criteria set forth in Section 2.

1.07 "Employee" means any individual who is, or was, employed by the Employer at the date of Termination of Employment in at least salary grade 56 or a similar position as determined by the Committee.

1.08 "Employer" means Weirton Steel Corporation, a Delaware corporation, any Subsidiary of the Employer to whose Employees the Program is made available by action of the Committee, and any successor in interest thereto.

1.09 "For Just Cause" means a Termination of Employment for one or more of the following reasons: (a) conviction of a felony punishable by a prison sentence of more than one year; (b) habitual use of drugs without a prescription or habitual, excessive use of alcohol to the extent that any of such uses materially interferes with the Employee's performance of his duties; or (c) refusal or failure, after written notice, by the Employee to perform or discharge duties and responsibilities appropriate to his position which are properly assigned to him, which refusal or failure amounts to an extended and gross neglect of his duties to the Employer.


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


1.10 "Healthcare Plan" means one or more applicable healthcare benefit plan as sponsored and maintained by the Employer from time to time for its nonrepresented active or retired salaried employees, (including both pre- and post-Medicare coverages).

1.11 "Initial Group of Employees" means those Employees initially approved for inclusion in this Plan as listed in Appendix A attached hereto.

1.12 "Organization" means any corporation, partnership, limited liability company, business trust or other legal entity not included in the controlled group of businesses of which the Employer is a member.

1.13 "Participant" means an Eligible Employee who has completed, signed and returned to the Committee the applicable enrollment/election/re-enrollment forms required to participate in the Program. To the extent provided in Section 4.01, the term shall also include eligible Dependents.

1.14 "Program" means the Weirton Steel Corporation Executive Healthcare Program, as set forth in this document and as may be amended from time to time hereafter.


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


1.15     "Service" means:

         (a) With respect to the Initial Group of Employees, Service as defined under the Weirton Steel Corporation Retirement Plan No. 001, ("Plan No. 001") and

         (b) With respect to all other Eligible Employees, continuous employment with the Employer determined in accordance with the definition of Year of Service under Plan No. 001, but excluding periods of non-active service such as, but not limited to, authorized absences in which the Employee receives sickness and accident benefits, long-term disability leave or leave with (or without) pay from the Employer, unless such periods are required to be included under applicable federal or state law determined to be applicable to the Program. Non-active service and the duration thereof shall be determined by the Committee in its sole discretion, based on rules uniformly applied.

1.16 "Termination of Employment" means a Break in Service as set forth in the terms of the Weirton Steel Corporation Retirement Plan ("Plan No. 001").


                                                                              /4

                                    SECTION 2

                                  PARTICIPATION

2.01     ELIGIBILITY

         Subject to Sections 2.02 and 2.03 hereof, the following conditions must be satisfied to participate in the Program:

         (a) The Employee: (i) is included in the Initial Group of Employees, or is designated subsequently for inclusion in the Program by the Committee; and (ii) attains age 55 with at least five years of Service, or attains 15 years of Service; and (iii) attains five years of Service in the salary grade 56 position (or a position similar thereto as determined by the Committee).

         (b) The Employee, at the time of Termination of Employment, is not eligible to receive a retirement benefit from Plan 001, other than a deferred vested benefit, or if entitled to a pension benefit is otherwise not eligible to participate in the Healthcare Plan;

         (c) The Employee's Termination of Employment is not For Just Cause or was not voluntary on the part of the Employee, except as a result of the Employer's breach of an employment, severance or similar agreement with the Employee or as a result of the Employee's retirement; and

         (d) The Employee furnishes the Committee with evidence reasonably required by the Committee to ascertain that the Employee is not being or has not been employed in a Comparable Position.


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


2.02     PARTICIPATION

         (a) Subject to Section 2.03, an Eligible Employee may elect, within sixty (60) days of Termination of Employment, to participate or defer participation in the Program in the Program in accordance with the terms of the Healthcare Plan in effect at that time.

         (b) Each Eligible Employee may elect to participate by executing and delivering an enrollment/election/re-enrollment form to the Committee. An Eligible Employee who elects to defer Program participation or who initially does not elect to participate may enroll/re-enroll in the Program at any time so long as the Employee remains an Eligible Employee.

         (c) A Participant under the Program may elect to suspend participation at anytime, and may re-enroll in the Program at any time so long as, at the end of the suspension, none of the termination events set forth in Section 2.03 has occurred and the Employee otherwise remains an Eligible Employee.

         (4) Any election to participate in the Program shall be retroactive to the first day of the calendar month in which the election is made.

2.03     TERMINATION OF PARTICIPATION

         (a) Participation in the Program shall terminate upon the earliest of:

                  (1) The death of the last of the Participant and his eligible Dependents;

                  (2) A determination that the Participant has violated any applicable noncompete and/or confidentiality agreement with the Employer;


                                                                              /6

                  (3) The Participant's failure to provide documentation required by the Committee to conclude that the Participant remains an Eligible Employee.

                  (4) Subject to (d) below, if a Participant's participation in the Program is terminated as a result of working in a Comparable Position then such Employee shall forever be ineligible to participate in the Program.

         (b) An Eligible Employee's decision to participate, defer or suspend participation under the Program shall be binding on any eligible Dependents. Any circumstance other than the Participant's death which results in termination of participation in the Program for the Participant shall also result in termination of coverage for the Participant's eligible Dependents.

         (c) If an Eligible Employee has a Termination of Employment and is re-employed by the Employer, the terms and conditions of any intervening employment shall not affect adversely any determination concerning the Employee's eligibility or rights to participate in the Program following any subsequent Termination of Employment.


                                                                              /7

                                    SECTION 3

                              PAYMENT FOR COVERAGE

3.01     PARTICIPANT PREMIUM PAYMENTS

         Each Participant shall pay the premiums for the coverage provided to the Participant (including Dependent coverage) under the applicable Healthcare Plan. In so far as practicable, the amount of the premiums will be based on the Employer's average cost of providing the Healthcare Plan coverage to other similarly situated retired or active employees of the Employer in the calendar quarter last preceding the calendar quarter of coverage. The Employer shall take into consideration all elements of cost, including but not limited to, pre- and post-Medicare (age 65) coverage, retiree claims experience, marital and dependency status, in establishing the premium cost.

3.02     EMPLOYER PAYMENTS


         (a) Except as provided in Section 3.02(b), the Employer will pay to or on behalf of each Participant an amount equal to the premium payments required to be paid by the Participant an amount that will provide the coverage under the applicable Healthcare Plan on the same basis as the Participant would have received the coverage had he remained an active employee, or received retirement coverage as applicable. Employer payments may be paid quarterly, but shall be paid no less frequently than annually. The Employer payments are expected to be taxable income to the Participant, and the Participant shall be advised of these circumstances in connection with any application to participate.

         (b) If the applicable Healthcare Plan requires participants generally to make premium payments to maintain coverage, the Participant will be required to make payments of like amount without corresponding Employer payments.


                                                                              /8

                                    SECTION 4

                                    BENEFITS

4.01     TYPE OF BENEFITS

         (a) Each Participant shall be entitled to receive coverage under the applicable Healthcare Plan made available from time to time by the Employer to its similarly situated active or retired Employees.

                  (1) A Participant who is eligible for Medicare shall receive Employer selected Healthcare Plan coverage then available to the Employer's retirees under any Healthcare Plan.

                  (2) A Participant who is not eligible for Medicare shall receive Employer selected Healthcare Plan coverage then available to the Employer's active employees under any Healthcare Plan.

         (b) Participants shall be entitled to elect either "self" or "self plus Dependent" coverage under the applicable Healthcare Plan, if available.

         (c) The benefits provided under a Healthcare Plan will be subject to the terms and conditions of that Healthcare Plan. No fixed or minimum level of benefits is provided under the Program.

         (d) A Healthcare Plan may be amended, modified or terminated unilaterally by the Employer at any time and without the consent of any Participant; provided, that there shall be no discrimination against Participants as compared to similarly classified Employees participating in a Healthcare Plan; and provided further, that no amendment, modification or termination shall adversely affect any Participant's rights arising as a result of the operation of Section 7.01 and
                  Section 7.02.


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


4.02     COORDINATION OF BENEFITS

         In the event a Participant has coverage available under another healthcare plan, the standard coordination of benefit provisions being applied by the Employer generally will apply to determine which plan provides the Participant's primary coverage.

4.03     APPLICATION AND CLAIMS PROCEDURE

         (a) The Committee shall establish reasonable procedures under which a Participant may present a claim for benefits under the Program (including under any applicable Healthcare Plan).

         (b) If a claim for benefits properly submitted in accordance with the procedures established pursuant to subsection (a) of this
                  Section is not allowed in full, the claims and review procedure provided under the applicable Healthcare Plan shall apply, and the Participant shall comply with that procedure in requesting any review of the claim for benefits.


                                                                             /10

                                    SECTION 5

                                CHANGE IN CONTROL

5.01     DEFINITION OF CHANGE IN CONTROL

         The term "Change in Control" means the occurrence of one or more of the following events:

         (a) The acquisition in one or more transactions by any individual, entity or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") of beneficial ownership within the meaning of Rule 13d-3 under the Exchange Act of what would amount to 30 % or more of the combined voting power of all outstanding voting securities of the Employer entitled to vote generally on matters submitted to stockholders ("Employer Voting Securities") without giving effect to any limitation in voting power imposed on a "Significant Stockholder" as defined in, and pursuant to, Article Eleventh of the Employer's Restated Certificate of Incorporation (the "Charter"); provided, however, that the following events, in and of themselves, shall not constitute a Change in Control under this subsection (a):

                  (1) Any acquisition of Voting Securities by the Employer, any wholly owned subsidiary of the Employer or any employee benefit plan (or related trust) sponsored or maintained by the Employer or any such subsidiary; or

                  (2) Any acquisition of Voting Securities by a corporation with respect to which, following such acquisition, not less than 80% of the then outstanding voting power of the then outstanding voting securities of such corporation entitled to vote generally on matters submitted to stockholders is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Employer Voting Securities immediately prior to such acquisition and in substantially the same proportion as


                                                                             /11
                           their ownership, immediately prior to such acquisition, of the Employer Voting Securities.

         (b) Individuals who constitute the incumbent Board of Directors of the Employer at the Effective Date cease for any reason to constitute at least two thirds of the Board of Directors of the Employer and, within 12 months of the occurrence of such event, the individual serving as the CEO at the time of such event ceases to serve as CEO; provided, however, that any individual becoming a director subsequent to the Effective Date who was elected by a vote of at least a majority of the then remaining incumbent directors or whose nomination for election was approved by the vote of at least a majority of the then remaining incumbent directors and who was subsequently elected by the stockholders, as the case may be, shall be considered as though such individual were a member of the incumbent Board of Directors;

         (c) Individuals who constitute the incumbent Board of Directors of the Employer at the Effective Date cease for any reason to constitute at least a majority of the Board of Directors of the Employer; provided, however, that any individual becoming a director subsequent to the Effective Date who was elected by a vote of at least a majority of the then remaining incumbent directors or whose nomination for election was approved by the vote of at least a majority of the then remaining incumbent directors and who was subsequently elected by the stockholders, as the case may be, shall be considered as though such individual were a member of the incumbent Board of Directors;

         (d) Any amendment to Article Tenth of the Charter reducing the level of approval required for the Employer to engage in any transaction specified in, or governed by, such Article, or removing any such transaction from the scope of such Article, in each case as in existence on the Effective Date, is duly approved by the requisite vote of stockholders of the Employer, and, within 12 months of any such approval, (i) any transaction which was


                                                                             /12
                  removed from the scope of Article Tenth or whose level of approval was reduced by the amendment is approved by the stockholders of the Employer or, if no such approval is then required, such transaction is effected, or (ii) the individual serving as the CEO at the time of such approval ceases to serve as CEO;

         (e) The stockholders of the Employer duly approve by the requisite vote any transaction specified by Article Tenth of the Charter as in existence on the Effective Date, excluding any transaction with a "Significant Stockholder" (as defined in the Charter on the Effective Date) specified in exclusion for "minor" interested transactions, unless, (i) notwithstanding such approval, the transaction is abandoned as permitted by applicable law, or (ii) the approval relates to a transaction involving a merger, consolidation or disposition of substantially all assets by the Employer, immediately following which all, or substantially all, the individuals and entities who were the beneficial owners of the Employer Voting Securities immediately prior to such transaction beneficially own, directly or indirectly, not less than 80% of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation surviving or resulting from such transaction, or acquiring the assets of the Employer in such transaction, as the case may be, and in substantially the same proportion as their ownership of the Employer Voting Securities immediately prior to such transaction; or

         (f) A "change in control" or "change of control" (or substantially similarly worded term), as defined in any instrument of indebtedness of the Employer, whether now existing or hereafter incurred, has occurred.

5.02     EFFECT OF CHANGE IN CONTROL

         Notwithstanding any other provision of this Plan, immediately and automatically upon a Change in Control, the following shall apply:


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         (a)      Each Employee in the Initial Group of Employees, and each
                  Employee subsequently designated by the Committee for inclusion in the Program prior to the Change in Control, shall be deemed conclusively to have satisfied all age and/or service requirements under Section 2.01(a)(i)(ii) and (b).

         (b) Each Employee who would otherwise be an Eligible Employee, except for the Years of Service requirements under Section 2.01(a) and whose Termination of Employment occurs within two years after the Change in Control shall be deemed to have met all requirements under Section 2.01 at the time of termination.



                                    SECTION 6

                               PLAN ADMINISTRATION

6.01     COMMITTEE

         Unless specifically provided otherwise in the Program, the Program is to be administered exclusively by the Committee on behalf of the Employer. Members of the Committee shall not be deemed to be individual fiduciaries or to have liability as individuals for their service to, or actions as members of, the Committee.

6.02     APPOINTMENT OF COMMITTEE

         (a) The Chief Executive Officer of the Employer (the "CEO") shall appoint three or more individuals (who may include Employees) to constitute the Committee. An individual appointed a member of the Committee shall signify acceptance in writing and shall serve on the Committee as provided in the Program.


                                                                             /14

         (b) The CEO may remove or replace a member of the Committee at any time, with or without or without reason, and any member may resign at any time by delivering the member's written resignation to the CEO. A resignation shall be effective upon its delivery or at any later date specified therein. If at any time there is a vacancy on the Committee, the remaining members may continue to act in accordance with the Program until such vacancy is filled.

         (c) If, for any reason, the CEO fails to appoint or maintain a Committee, the Board of Directors of the Employer shall appoint or maintain the Committee or perform its duties.

6.03     COMMITTEE PROCEDURES

         (a) Actions of the Committee under the Program shall be by vote of a majority of its members at a meeting held upon due notice at which a quorum of members is present, or by written consent without a meeting signed by all members. No member of the Committee may vote on or otherwise act on any matter which affects the member's singular interest under the Program.

         (b) The Committee may allocate among its members specific powers, duties, and responsibilities as it deems advisable.

         (c) The Committee may delegate to its appointed assistants, representatives, or agents, specific powers, duties, and responsibilities as it deems advisable.

         (d) A member of the Committee shall receive compensation and reimbursement for expenses solely as determined by the Employer; provided that, in no event, shall a full-time employee of the Employer be entitled to compensation for services rendered.

6.04     COMMITTEE POWERS AND DUTIES

         In addition to powers and duties specifically granted to it elsewhere in the Program, the Committee shall have the following exclusive powers and duties:


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


         (a) To make and enforce such rules and regulations as it deems necessary, appropriate, or desirable for the administration of the Program;

         (b) To interpret the Program, including the right to clarify and correct possible ambiguities, inconsistencies, or omissions;

         (c) To maintain all necessary records for the administration of the Program;

         (d) To investigate and decide all questions and facts related to participation in the Program, the determination of eligibility for, duration and type of benefits under the Program; and

         (e) To prescribe procedures for, filing and contents of, applications for benefits under the Program.

All determinations, actions and decisions made by the Committee concerning the powers and duties granted to it or the administration of the Program shall be binding on Eligible Employees, Participants, Dependents and all other parties and shall be final and conclusive, subject only to the claims procedures contained in Section 4.03, provided that such determinations, actions and decisions are not arbitrary or capricious.

6.05     INFORMATION FROM EMPLOYEES

         Each Employee shall furnish the Committee in the form prescribed by it, and at its request, such personal data, affidavits, consents, authorizations to obtain information and other information (including copies of state and/or federal income tax returns) as the Committee deems necessary or desirable for the administration of the Program, all in a timely manner as communicated to the Employee by the Committee.

6.06     INCOMPETENCY

         If a Participant to whom an amount or benefit is due under this Program is declared legally incompetent by proper judicial authority, the Committee may cause payment of such amount to be made to the guardian or other legal representative of the individual. A payment, to the extent made, will operate


                                                                             /16
as a valid and complete discharge of any liability therefor under the Program or any applicable Healthcare Plan.

6.07     INDEMNIFICATION

         (a) The Employer shall indemnify and hold harmless, subject to any limitations imposed by law, all directors, officers, employees and agents of the Employer and its affiliates, and members of the Committee to the extent not otherwise comprehended within the foregoing, whether or not any such persons are determined to be fiduciaries, against any and all liability, loss, or cost such persons may incur in the exercise of their duties and powers under the Program or such persons may otherwise incur as a result of the Employer's sponsorship of the Program

         (b) The Employer shall also assume, and pay for the defense of, or reimburse the expenses reasonably incurred by the defense of, any and all claims, actions, suits, or proceedings arising under, or as a result of, the Program which are brought against any person referred to in subsection (a).

6.08     EXPENSES

         All expenses incurred in establishing, administering, and maintaining the Program shall be paid by the Employer.


                                                                             /17

                                    SECTION 7

                            MISCELLANEOUS PROVISIONS

7.01     PROGRAM NOT CONTRACT OF EMPLOYMENT

         The existence of the Program shall not create a contract of employment, express or implied, between the Employer and its employees nor shall it alter or amend any existing contract of employment, and shall not affect the Employer's right to take any action with respect to its employees, including terminating their employment at any time, subject only to the terms and conditions imposed by contracts of employment and the requirements of law.

7.02     AMENDMENT OR TERMINATION

         This Program may not be amended in any manner, including any suspension or termination, so as to reduce at any time, whether or not following a Change in Control (i) the future entitlement to coverage for any Eligible Employee at the time of a Change in Control (including Employees who become Eligible Employees by reason of the operation of subsection (a) or (b) of this Section 5.02), or (ii) the entitlement to continuing coverage for each Participant receiving coverage at the time of a Change in Control and for each Eligible Employee referred to in the immediately preceding clause (i).

7.03     NUMBER AND GENDER

         In this Program, the use of singular shall be interpreted to include the plural and the plural the singular, as the context shall require. The use of the masculine, feminine, or neuter shall be interpreted to include the masculine, feminine, or neuter, as the context shall require.


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


7.04     WHEN PROGRAM PROVISIONS CONTROL

         In the event of any conflict between the provisions of the Program and the provisions of a summary or description of the Program or the terms of any agreement, contract, or instrument related to the Program, the provisions of the Program shall control. Notwithstanding the previous sentence, the provisions of an applicable Healthcare Plan shall control the scope of the healthcare benefits which the Participant is entitled to receive under the Program.

7.05     GOVERNING LAW

         To the extent not preempted by federal law, the provisions of the Program shall be governed and construed under the internal laws of the State of West Virginia, without giving effect to any conflicts of law principles.

7.06     TAXES

         Participants are responsible for the payment of all taxes on any income resulting from payments made to them under the Program to pay benefit premiums. The Employer shall be responsible for issuing on a timely basis appropriate tax reporting forms to Participants for each preceding calendar year.

7.07     RETIREMENT PROGRAMS

         Participation in the Program shall not entitle a Participant to accrue any additional benefits under any retirement plan or any other employee benefit plan sponsored by the Employer.

7.08     SPENDTHRIFT

         To the maximum extent permitted by law, benefits and interests in the Program and/or any applicable Healthcare Plan shall not be anticipated, assigned, alienated, subject to attachment, garnishment, levy, execution or other legal or equitable process, or otherwise be subject to the claims of creditors of Participants, Eligible Employees or Dependents.


                                                                             /19

7.09     BINDING ON SUCCESSORS, PURCHASERS, TRANSFEREES AND ASSIGNS

         This Program shall be binding upon any successor or successors of the Employer, whether by merger, consolidation, reorganization, purchase, transfer, assignment or otherwise. In any such circumstance, and as a condition thereto, the Employer shall provide for the explicit assumption of the Employer's obligations under this Program by any such successor.





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


         The Employer has caused this Program to be executed this 1st day of July, 1999.


ATTEST:

WEIRTON STEEL CORPORATION
By: /s/ WILLIAM R. KIEFER
Its: Secretary

                            WEIRTON STEEL CORPORATION

                          EXECUTIVE HEALTHCARE PROGRAM

                                TABLE OF CONTENTS

                                                                                                      PAGE
                                                                                                      ----
SECTION 1 - DEFINITIONS

1.01     Change in Control...............................................................................1

1.02     Committee.......................................................................................1

1.03     Comparable Position.............................................................................1

1.04     Dependent.......................................................................................1

1.05     Effective Date..................................................................................2

1.06     Eligible Employee...............................................................................2

1.07     Employee........................................................................................2

1.08     Employer........................................................................................2

1.09     For Just Cause..................................................................................2

1.10     Healthcare Plan.................................................................................3

1.11     Initial Group of Employees......................................................................3

1.12     Organization....................................................................................3

1.13     Participant.....................................................................................3

1.14     Program.........................................................................................3

1.15     Service.........................................................................................4

1.16     Termination of Employment.......................................................................4

SECTION 2 - PARTICIPATION

2.01     Eligibility.....................................................................................5

2.02     Participation ..................................................................................6

2.03     Termination of Participation ...................................................................6

SECTION 3 - PAYMENT FOR COVERAGE

3.01     Participant Premium Payments....................................................................8

3.02     Employer Payments...............................................................................8

SECTION 4 - BENEFITS

4.01     Type of Benefits................................................................................9

4.02     Coordination of Benefits.......................................................................10

4.03     Application and Claims Procedure...............................................................10

SECTION 5 - Change in Control

5.01     Definition of Change in Control................................................................11

5.02     Effect of Change in Control....................................................................13

SECTION 6 - PLAN ADMINISTRATION

6.01     Committee......................................................................................14

6.02     Appointment of Committee.......................................................................14

6.03     Committee Procedures...........................................................................15

6.04     Committee Powers and Duties....................................................................15

6.05     Information From Employees.....................................................................16

6.06     Incompetency...................................................................................16

6.07     Indemnification................................................................................17

6.08     Expenses.......................................................................................17

SECTION 7 - MISCELLANEOUS PROVISIONS

7.01     Program Not Contract of Employment.............................................................18

7.02     Amendment or Termination.......................................................................18
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
7.03     Number and Gender..............................................................................18

7.04     When Program Provisions Control................................................................19

7.05     Governing Law..................................................................................19

7.06     Taxes..........................................................................................19

7.07     Retirement Programs............................................................................19

7.08     Spendthrift....................................................................................19

7.09     Binding on Successors, Purchasers, Transferees and Assigns ....................................20

EXECUTION PAGE
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